UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 19, 2010
(Date of earliest event reported)

MICROS SYSTEMS, INC
-----------------------------------------------------------------
(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland  21046-2289
------------------------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The registrant held its annual shareholders meeting on November 19, 2010.  Shareholders voted on the following matters:

1.      Election of Directors - The shareholders elected the following individuals as the registrant’s directors by the following vote:

Nominee	For	Vote Withheld	Broker Non-Vote
A.L. Giannopoulos	70,248,817	1,895,985	5,017,364
Louis M. Brown, Jr.	70,765,917	1,378,885	5,017,364
B. Gary Dando	72,055,620	89,182	5,017,364
F. Suzanne Jenniches	49,196,746	22,948,056	5,017,364
John G. Puente	40,530,767	31,614,035	5,017,364
Dwight S. Taylor	49,034,244	23,110,558	5,017,364

2.Ratification of Appointment of Independent Registered Public Accounting Firm - The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the registrant for the fiscal year ending June 30, 2011 by the following vote:

For	76,789,217
Against	345,510
Abstain	27,439

3.Amendment to the Option Plan - The shareholders approved an amendment to the registrant’s Option Plan that increases the number of shares under the plan by an additional 1.2 million shares by the following vote.

For	66,531,751
Against	5,568,154
Abstain	44,897
Broker Non-Vote	5,017,364

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2010

MICROS Systems, Inc.
(Registrant)

By:   /s/ Cynthia A. Russo
Cynthia A. Russo
Executive Vice-President, Chief Financial Officer